Contact Information
PTC
Corporate Communications
Kristian Talvitie
781.370.6151
ktalvitie@ptc.com

PTC Updates Q3 and FY’10 Revenue Targets, Maintains $1.00 EPS Target for FY’10

Maintains 35% to 40% license revenue growth target in FY’10 on strength of Windchill PLM solution

NEEDHAM, Mass.— June 7, 2010 -- PTC (Nasdaq: PMTC), The Product Development Company®, today updated its revenue guidance for its fiscal Q3 and FY’10 due to the impact of currency fluctuations.

Highlights
•	Q3 Guidance: Revenue of $230 to $240 million and non-GAAP EPS of $0.14 to $0.20
	o	GAAP EPS of $0.02 to $0.07
	o	Assumes actual weighted average of $1.29 USD / EURO for Q3, down from $1.36 assumption in previous guidance
	o	Impact of lower Fx rates to Q3 revenue: $5 million

•	FY 2010 Targets: Revenue of $1 billion and non-GAAP EPS of $1.00
	o	GAAP EPS of $0.50
	o	Maintaining license revenue growth target of 35% to 40% year-over-year growth
	o	Non-GAAP operating margin of 16%; GAAP operating margin of 7.5%
	o	Assumes $1.20 USD / EURO in Q4, down from $1.36 assumption in previous guidance
	o	Impact of lower Fx rates to H2’10 revenue: $15 million

The Q3 guidance assumes a non-GAAP tax rate of 23%, a GAAP tax rate of 15% and 119 million diluted shares outstanding.  The Q3 non-GAAP guidance excludes approximately $12 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization expense and $6 million of related income tax effects.

The FY’10 targets assume a non-GAAP tax rate of 25%, a GAAP tax rate of 17% and 120 million diluted shares outstanding.  The FY’10 non-GAAP targets exclude approximately $49 million of stock-based compensation expense, $34 million of acquisition-related intangible asset amortization and $27 million of related income tax effects.

Outlook Commentary
James Heppelmann, president and chief operating officer commented, “There is a lot of momentum in the PLM market and we believe that PTC is gaining significant market share.  As the year has progressed, we’ve seen building strength in our business and on that basis have increased our revenue expectations by more than $50 million and non-GAAP EPS expectations by $0.11 above our initial guidance on a constant currency basis.  However, at the same time currency fluctuations have negatively impacted our FY’10 revenue expectations by more than $30 million and FY’10 non-GAAP EPS expectations by $0.07.  We are pleased that the incremental revenue has more than offset the negative currency impact, and we remain $20 million in revenue and $0.04 in non-GAAP EPS ahead of our original guidance at this point.”

“We started the year with a 20% license growth target, and subsequently increased that target to 30% after seeing Q1 results and then to 35% to 40% after seeing Q2 results.  Given the strength of our pipeline in all regions, we are maintaining our FY’10 license revenue guidance of 35% to 40% growth compared to FY’09, despite the impact of the weakening Euro on our near-term revenue performance,” continued Heppelmann.  “We remain very optimistic about the market opportunity for PTC and are committed to achieving our goal of a 20% non-GAAP EPS CAGR over the next 5 years.”

Neil Moses, chief financial officer, commented, “We are reducing our currency assumptions for Q3 and Q4 from the $1.36 USD/EURO used to establish our previous Q3 and FY’10 guidance.  We are now using the actual weighted average rate for Q3 of $1.29 USD/EURO and the current rate of $1.20 USD/EURO for Q4.  The impact of this change is to reduce our Q3 revenue guidance by $5 million and to reduce our FY’10 revenue guidance by $15 million.  We are maintaining our previous EPS targets for Q3 and FY’10.”

“We are also maintaining our non-GAAP operating margin target of 16% for the year,” continued Moses, “as we intend to moderate the incremental investments we had planned in our business during H2 to enable us to still meet our $1.00 non-GAAP EPS guidance for the full year.  We believe this still allows us to make certain strategic investments, notably, increasing our sales capacity, to continue to position us for a strong FY’11 and to capitalize on our long-term growth opportunity.”  For FY’10 the GAAP operating margin target is 7.5% and the GAAP EPS target is $0.50.

Investor Update Webcast
PTC is hosting an investor update event in conjunction with its annual PTC User Group conference.  The investor update will be webcast.

When:	Monday, June 7, 2010 at 2:30 p.m. Eastern Time
Webcast:	www.ptc.com/for/investors.htm
Replay:	To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides guidance on both a GAAP and a non-GAAP basis.  Non-GAAP operating margin and non-GAAP EPS exclude stock-based compensation expense, amortization of acquired intangible assets,  and the related tax effects of the preceding items and any one-time tax items.  PTC provides non-GAAP information to facilitate period-to-period comparisons of its operational performance by adjusting for certain non-cash and other expenses.  We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to peer companies.  PTC management also uses non-GAAP financial information to evaluate, manage and plan our business because the information provides additional insight into ongoing financial performance by excluding items that are not, in our view, indicative of our core operating results.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information because the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2010 and other future financial and growth expectations, anticipated tax rates, the expected impact of our planned strategic investments on our future growth, and the long-term prospects for PTC are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility the foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license growth rates that we expect, which could result in a different mix of revenue between license, service and maintenance and could impact our EPS results, the possibility that we will experience a shortfall in revenue that causes us to decrease or eliminate planned strategic investments in our business, and the possibility that any strategic investments that we do make may not have the effects that we expect.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses  and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries.

About PTC (www.ptc.com)

PTC (Nasdaq: PMTC) provides discrete manufacturers with software and services to meet the globalization, time-to-market and operational efficiency objectives of product development. Using the company’s PLM and CAD and related solutions, organizations in the Industrial, High-Tech, Aerospace/Defense, Automotive, Retail/Consumer and Life Sciences industries are able to support key business objectives such as reducing costs and shortening lead times while creating innovative products that meet customer needs and comply with industry regulations.

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